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                                                                    EXHIBIT 4.25

                                                       BANK INSINGER DE BEAUFORT



THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). SUCH SECURITIES MAY NOT BE OFFERED OR SOLD OR TRANSFERRED IN THE UNITED STATES OR TO U.S. PERSONS IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT WHICH, EXCEPT IN THE CASE OF AN EXEMPTION PURSUANT TO RULE 144 UNDER SAID ACT, IS CONFIRMED IN A LEGAL OPINION SATISFACTORY TO THE COMPANY.

                             STOCK PURCHASE WARRANT
                  To Purchase 500,000 Shares of Common Stock of

                      SPATIALIZER AUDIO LABORATORIES, INC.


        THIS STOCK PURCHASE WARRANT (this "Warrant") certifies that, for value received, BANK INSINGER DE BEAUFORT, a Netherlands Bank (the "Investor"), is entitled, upon the terms and subject to the conditions hereinafter set forth, at any time after the date hereof and on or prior to December 31, 2002 (the "Termination Date") but not thereafter, to subscribe for and purchase from SPATIALIZER AUDIO LABORATORIES, INC., a Delaware corporation (the "Company"), Five Hundred Thousand (500,000) shares of Common Stock (the "Warrant Shares"). The purchase price of one share of Common Stock (the "Exercise Price") under this Warrant shall be Sixty-Seven United States Cents (US$0.67). The Exercise Price and the number of shares for which the Warrant is exercisable shall be subject to adjustment as provided herein. This Warrant is being issued in connection with the Agreement and is subject to its terms. Capitalized terms not otherwise defined herein shall have that meaning as set forth in the Agreement. In the event of any conflict between the terms of this Warrant and the Agreement, the Agreement shall control.

        1. Title of Warrant. This Warrant shall be issued in the name of the Investor. This Warrant is not transferable.

        2. Authorization of Shares. The Company covenants that all shares of Common Stock which may be issued upon the exercise of rights represented by this Warrant will, upon exercise of the rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

        3. Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made at any time or times one day after the date hereof, in whole or in part, before the close of business on the Termination Date, or such earlier date on which this Warrant may terminate as provided in Section 12 below, by the surrender of this Warrant and the Notice of Exercise annexed hereto duly executed, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Investor at the address of the Investor appearing on the books of the Company) and upon payment of the Exercise Price of the shares thereby purchased; whereupon the Investor shall be entitled to receive a certificate for the number of shares of Common Stock so purchased. Certificates for shares purchased hereunder shall be delivered to the Investor within five business days after the date on which this




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                                                       BANK INSINGER DE BEAUFORT

Warrant shall have been exercised as aforesaid. Payment of the Exercise Price of the shares may be by certified check or cashier's check or by wire transfer to an account designated by the Company in an amount equal to the Exercise Price multiplied by the number of shares being purchased.

        4. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.

        5. Charges, Taxes and Expenses. Issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the Investor for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Investor.

        6. Restrictions on Transfer of Warrant Shares.

               (a) Warrant Shares may not be sold, transferred, pledged, hypothecated or otherwise disposed of except as follows: (i) to a person who, in the opinion of counsel to the Company, is a person to whom the Warrant Shares may legally be transferred without registration and without the delivery of a current prospectus under the Act with respect thereto, and then only against receipt of the written agreement of such person to comply with the provisions of this Section 6(a) with respect to any resale or other disposition of such securities; or (ii) to any person upon the effectiveness of the Company's Registration Statement on Form S-3 to be filed pursuant to that certain Registration Rights Agreement (the "Registration Rights Agreement"), dated of even date herewith, between the Company and the Investor.

               (b) Unless the Warrant Shares have been registered under the Act, or are exempt from registration, upon exercise of the Warrant or any portion thereof and the issuance of any Warrant Shares, all certificates representing Warrant Shares shall bear on the face thereof substantially the following legend:

               THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). SUCH SECURITIES MAY NOT BE OFFERED OR SOLD OR TRANSFERRED IN THE UNITED STATES OR TO U.S. PERSONS IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT WHICH, EXCEPT IN THE CASE OF AN EXEMPTION PURSUANT TO RULE 144 UNDER SAID ACT, IS CONFIRMED IN A LEGAL OPINION SATISFACTORY TO THE COMPANY.

The Investor agrees and acknowledges that this Warrant is being purchased for its own account, for investment purposes only, and not for the account of any other person, and not with a view to distribution, assignment, pledge or resale to others or to fractionalization in whole or in part. The Investor further represents, warrants and agrees as follows: no other person has or will have a direct or indirect beneficial interest in this Warrant and the Investor will not sell, hypothecate or otherwise transfer the Warrant except in accordance with the Act thereunder and applicable



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                                                       BANK INSINGER DE BEAUFORT

state securities laws or unless, in the opinion of counsel for the Investor acceptable to the Company, an exemption from the registration requirements of the Act and such laws is available.

        7. Closing of Books. The Company will at no time close its stockholder books or records in any manner which interferes with the timely exercise of this Warrant.

        8. No Rights as Stockholder until Exercise. This Warrant does not entitle the Investor to any voting rights or other rights as a stockholder of the Company prior to the exercise thereof. If, however, at the time of the surrender of this Warrant and purchase of Warrant Shares the Investor shall be entitled to exercise this Warrant, the shares so purchased shall be and be deemed to be issued to the Investor as the record owner of such shares as of the close of business on the date on which this Warrant shall have been exercised.

        9. Loss, Theft, Destruction or Mutilation of Warrant. The Company represents and warrants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of this Warrant.

        10. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

        11. Effect of Certain Events.

               (a) In case the Company shall at any time effect any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities of the Company or another entity, or other property, the Investor shall have the right thereafter to purchase, by exercise of this Warrant and payment of the aggregate Exercise Price in effect immediately prior to such action, the kind and amount of shares and other securities and property which it would have owned or would have been entitled to receive after the happening of such transaction had this Warrant been exercised immediately prior thereto.

               (b) The Investor shall be granted registration rights for the Warrant Shares pursuant to the Registration Rights Agreement.

        12. Adjustments of Exercise Price and Number of Warrant Shares. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of any of the following:

        In case the Company shall (i) declare or pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to holders of its outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock,
(iii) combine its outstanding shares of



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                                                       BANK INSINGER DE BEAUFORT

        Common Stock into a smaller number of shares of Common Stock or (iv) issue any shares of its capital stock in a reclassification of the Common Stock, then, in such events, the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the Investor shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which he would have owned or have been entitled to receive had such Warrant been exercised in advance thereof. An adjustment made pursuant to this Section 12 shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

        13. Voluntary Adjustment by the Company. The Company may at its discretion, at any time during the term of this Warrant, reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

        14. Notice of Adjustment. Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, as herein provided, the Company shall promptly mail by registered or certified mail, return receipt requested, to the Investor notice of such adjustment or adjustments setting forth the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth computation by which such adjustment was made. Such notice, in absence of manifest error, shall be conclusive evidence of the correctness of such adjustment.

        15. Authorized Shares. The Investor hereby acknowledges that, as of the Closing Date (as defined in the Agreement), the Company may not be able to reserve from its authorized but unissued shares of Common Stock a sufficient number of shares of Common Stock to permit the exercise in full of all of the outstanding Warrants. The Company shall use its best efforts to reserve, prior to February 15, 2000, a sufficient number of shares of Common Stock from its authorized but unissued shares of Common Stock to permit the exercise in full of all of the outstanding Warrants. The Company covenants that, after such time as it has increased the number of authorized shares of Common Stock and for the remainder of the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any rights under this Warrant. Subject to the foregoing, the Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of the Company's Common Stock upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the OTC Bulletin Board or any domestic securities exchange upon which the Common Stock may be listed.

        16. Miscellaneous.

               (a) Issue Date. The provisions of this Warrant shall be construed and shall be given effect in all respects as if it had been issued and delivered by the Company on the date hereof.



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                                                       BANK INSINGER DE BEAUFORT

               (b) Governing Law; Jurisdiction. This Warrant shall be binding upon any successors or assigns of the parties hereto. This Warrant shall constitute a contract under the laws and jurisdiction of California and for all purposes shall be construed in accordance with and governed by the laws of said state without regard to its conflict of law principles or rules. The Company consents to the jurisdiction of the federal courts whose districts encompass any part of the State of California or the state courts of the State of California in connection with any dispute arising under this Warrant and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. The Company hereby agrees that if Investor obtains a judgment against it in such a proceeding, the party which obtained such judgment may enforce same by summary judgment in the courts of any state or country having jurisdiction over the Company, and the Company hereby waives any defenses available to it under local law and agrees to the enforcement of such a judgment. The Company irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

               (c) Restrictions. The Investor acknowledges that the Common Stock acquired upon the exercise of this Warrant, if not registered, may have restrictions upon its resale imposed by state and federal securities laws.

               (d) Modification and Waiver. This Warrant and any provisions hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

               (e) Notices. Any notice, request or other document required or permitted to be given or delivered to the Investor or the Company shall be delivered or shall be sent by certified or registered mail, postage prepaid, to the Investor at its address as shown on the books of the Company or to the Company at the address set forth in the Agreement.

               (f) Legal Costs and Fees. In any action to enforce the provisions of this Warrant, the prevailing party shall be able to collect as damages from the other party, in addition to all other remedies provided by applicable law, the prevailing party's court costs and reasonable attorneys' fees.



                  [Remainder of Page Intentionally Left Blank]



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                                                       BANK INSINGER DE BEAUFORT

        IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officers thereunto duly authorized.





Dated as of:   December 29, 1999



                                      SPATIALIZER AUDIO LABORATORIES, INC.



                                      By:  /S/  Henry R. Mandell
                                         ---------------------------------------
                                      Name:  Henry R. Mandell
                                      Title: Interim Chief Executive Officer




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                                                       BANK INSINGER DE BEAUFORT

                               NOTICE OF EXERCISE


To:     Spatializer Audio Laboratories, Inc.



               (1) The undersigned hereby elects to purchase _________________ shares of Common Stock of Spatializer Audio Laboratories, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price in full, together with all applicable transfer taxes, if any.

               (2) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned.




Dated:___________________                   BANK INSINGER DE BEAUFORT



                                            By:______________________________
                                            Name:____________________________
                                            Title:___________________________



NOTE: Signature must conform in all respects to holder's name as specified on the face of the attached warrant.



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